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[724 SOLUTIONS LOGO]                                [COMPUTERSHARE LOGO]

                                           Computershare Trust Company of Canada
                                                9th Floor, 100 University Avenue
                                                        Toronto, Ontario M5J 2Y1
                                                           www.computershare.com



MR SAM SAMPLE
123 SAMPLES STREET
SAMPLETOWN SS X9X 9X9                 SECURITY CLASS                         123

                                      HOLDER ACCOUNT NUMBER

                                      C1234567890                            XXX


                                      Please print in ink. Print in CAPITAL
                                      letters inside the grey areas as shown in this example.

                                      / A / B / C /  / 1 / 2 / 3 /  / X /  / X /
--------------------------------------------------------------------------------
FORM OF PROXY - ANNUAL AND SPECIAL MEETING TO BE HELD ON APRIL 29, 2004
--------------------------------------------------------------------------------

NOTES TO PROXY

1. EVERY HOLDER HAS THE RIGHT TO APPOINT SOME OTHER PERSON OF THEIR CHOICE, WHO NEED NOT BE A HOLDER, TO ATTEND AND ACT ON THEIR BEHALF AT THE MEETING. IF YOU WISH TO APPOINT A PERSON OTHER THAN THE PERSONS WHOSE NAMES ARE PRINTED HEREIN, PLEASE INSERT THE NAME OF YOUR CHOSEN PROXYHOLDER IN THE SPACE PROVIDED (SEE REVERSE).

2. If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you may be required to provide documentation evidencing your power to sign this proxy with signing capacity stated.

3. This proxy should be signed in the exact manner as the name appears on the proxy.

4. If this proxy is not dated, it will be deemed to bear the date on which it is mailed by Management to the holder.

5. THE SECURITIES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE HOLDER, HOWEVER, IF SUCH A DIRECTION IS NOT MADE IN RESPECT OF ANY MATTER, THIS PROXY WILL BE VOTED AS RECOMMENDED BY MANAGEMENT.

Proxies submitted must be received by 5:00 p.m., EST, Tuesday April 27, 2004.

THANK YOU


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MR SAM SAMPLE                             C1234567890
                                                                               +
                                                  XXX   123   [BAR CODE GRAPHIC]

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THIS FORM OF PROXY IS SOLICITED BY AND ON BEHALF OF MANAGEMENT.
--------------------------------------------------------------------------------


APPOINTMENT OF PROXYHOLDER

I/WE BEING HOLDER(S) OF      OR    PRINT THE NAME OF THE       -----------------
724 SOLUTIONS INC. HEREBY          PERSON YOU ARE APPOINTING
APPOINT:                           IF THIS PERSON IS SOMEONE
John J. Sims, or failing           OTHER THAN THE CHAIRMAN
him Glenn Barrett                  OF THE MEETING.             -----------------


as my/our proxyholder with full power of substitution and to vote in accordance with the following directions (or if no directions have been given, as the proxyholder sees fit) and all other matters that may properly come before the Annual & Special Meeting of 724 Solutions Inc. to be held at Fess Parker's Double Tree Resort, 633 East Cabrillo Boulevard, Santa Barbara, California, Thursday April 29, 2004 at 9:00 am (Pacific Standard Time) and at any adjournment thereof.


1.   ELECTION OF DIRECTORS

                       FOR   WITHHOLD                             FOR   WITHHOLD

01. John J. Sims      /   /   /   /      04. Joseph C. Aragona   /   /   /   /

02. James D. Dixon    /   /   /   /      05. J. Ian Giffen       /   /   /   /

03. Barry J. Reiter   /   /   /   /


2.   APPOINTMENT OF AUDITORS
                                                        FOR    AGAINST   ABSTAIN

The resolution to appoint KPMG LLP, Chartered          /   /    /   /     /   /
Accountants, as independent
Auditors for fiscal 2004.


RESOLUTIONS

3.   With or without variation, the resolution in       FOR    AGAINST   ABSTAIN
     the form attached as Schedule C to the
     Management Information Circular and Proxy         /   /    /   /     /   /
     Statement renewing and continuing the
     shareholder rights plan adopted by the Board of Directors of the Corporation as summarized in the Management Information Circular and Proxy Statement.

4. In his or her discretion, with respect to any amendment or variation to the matters specified above, or on any further or other business as may properly come before the Meeting or any continuation of the Meeting after any adjournment.


Authorized Signature(s) - Sign Here - This section MUST be completed for your instructions to be executed.

I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. IF NO VOTING INSTRUCTIONS ARE INDICATED ABOVE, THIS PROXY WILL BE VOTED AS RECOMMENDED BY MANAGEMENT.


Signature(s)                                Date - Day   Month     Year
---------------------------                 ------------------------------------
                                            /  /  /      /  /  /   /  /  /  /  /
---------------------------                 ------------------------------------


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
QUARTERLY FINANCIAL STATEMENTS REQUEST                                ANNUAL REPORTS


In accordance with securities regulations,       Mark this box if     As a registered holder you will receive        Mark this box
shareholders may elect annually to receive       you would like to    an annual report. If you DO NOT want to        if you DO NOT
interim financial statements reports, if    /  / receive Quarterly    receive an annual and/or annual report,   /  / want to receive
they so request. If you wish to receive          Financial            please mark the box. If you do not mark        the Annual
such mailings, please make your                  Statements by        the box, you will continue to receive          Report by mail
selection.                                       mail.                an annual report.
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     S V N Q                       1 F F F                         999999999999